UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2004
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 7. Financial Statements, Proforma Financial Information and Exhibits.

(a)	Inapplicable.

(b)	Inapplicable.

(c)	Exhibits.

The following exhibit, referred to in Item 12 of this amended report, is furnished, not filed, herewith:

Exhibit 99.1 - Text of press release, dated March 26, 2004, announcing the Company's intent to pay a cash dividend payable May 1, 2004 to shareholders of record as of April 15, 2004.

Item 12. Results of Operations and Financial Condition.

The following information, as well as Exhibit 99.1 referred to therein, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly provided by specific reference in such filing:

On March 26, 2004, the Company announced its intent to pay a cash dividend, payable May 1, 2004 to shareholders of record as of April 15, 2004. The text of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: March 26, 2004	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & COO